UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

URANIUM STAR CORP.
(Exact Name of Small Business Issuer as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

1000 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Small Business Issuer’s telephone number, including area code:   (416) 364-4986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items

On October 23, 2007, the Board of Directors of Uranium Star Corp. (the "Company") determined to adjust the exercise price of certain options that were previously granted, such that the exercise price will be more closely aligned with recent trading prices for the Company's common stock.

Pursuant to the Board's decision, all of the outstanding options that were formerly exercisable for 2,970,000 shares of common stock at a price of $1.24 per share, will now be exercisable at a price of $0.55 per share.

The Board determined to make this adjustment to the exercise price of outstanding options so as to provide an incentive to holders of outstanding options to exercise those options, as well as to permit option-holders to participate in future increases in the Company's value (as compared to the Company's current value on a per share basis).

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the small business issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM STAR CORP.

(Small business issuer)

Date: October 23, 2007

  /s/  Richard E. Schler______________

Richard E. Schler

Chief Financial Officer